UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): August 24, 2010

KeyOn Communications Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33842	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11742 Stonegate Circle Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 998-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

KeyOn Communications Holdings, Inc. (the “Company”), held its Annual Meeting of Stockholders (the “Annual Meeting”) on August 24, 2010. On the July 16, 2010 record date (the “Record Date”), there were outstanding 23,664,984 shares of the Company’s common stock, each such share being entitled to one vote per share and no shares outstanding of the Company’s Series Cal Cap or Series KIP stock. A total of 13,449,908 shares of the Company’s common stock was represented in person or by proxy at the Annual Meeting. The number of votes cast for, against, or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each matter is set forth below.

Proposal 1: Election of Directors

The stockholders elected two directors, each for a one-year term expiring at the next Annual Meeting of Stockholders in 2011 and until the election and qualification of their respective successors or their earlier resignation or removal.

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Jonathan Snyder	13,328,230	121,678	—	6,044,728
A. Robert Handell	13,348,230	101,678	—	6,044,728

Proposal 2: Approval of the Adoption of the 2010 Incentive Plan

The stockholders approved the adoption of the Company’s 2010 Incentive Plan.

Votes Cast For	Votes Against	Abstentions	Broker Non-Votes
12,595,758	587,042	17,950	6,044,728

Proposal 3: Ratification of Appointment of Marcum LLP as our Independent Registered Public Accounting Firm

The stockholders ratified the board of directors’ decision to appoint Marcum LLP as independent auditors for the Company for the 2010 fiscal year.

Votes Cast For	Votes Against	Abstentions	Broker Non-Votes
13,059,821	118,829	58,100	6,044,728

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYON COMMUNICATIONS HOLDINGS, INC.

Dated: August 27, 2010	By:	/s/ Jonathan Snyder
Name: Jonathan Snyder
Title: Chief Executive Officer